TPG

                               September 24, 2013

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

        This letter confirms that Ronald Cami, John E. Viola and David Reintjes are authorized and designated to sign all securities related filings with the
Securities and Exchange Commission, including Form ID Acknowledgements, on my behalf. This authorization and designation shall be valid for three years from the date of this letter.

                                        Very truly yours,

                                        /s/ Dr. Eran Nadav
                                        ---------------------------------------
                                        Dr. Eran Nadav